Exhibit 10.4

September 30, 2014

DT Asia Investments Limited
Room 1102, 11/F.,
Beautiful Group Tower,
77 Connaught Road Central,
Hong Kong

DeTiger Holdings Limited
Room 1102, 11/F.,
Beautiful Group Tower,
77 Connaught Road Central,
Hong Kong

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of DT Asia Investments Limited (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), DeTiger Holdings Limited (“DeTiger Holdings”) shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at Room 1102, 11/F., Beautiful Group Tower, 77 Connaught Road Central, Hong Kong (or any successor location).  In exchange therefore, the Company shall pay DeTiger Holdings the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.  DeTiger Holdings hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

DT ASIA INVESTMENTS LIMITED

By:	/s/Stephen N. Cannon
Name:	Stephen N. Cannon
Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

DETIGER HOLDINGS LIMITED

By:	/s/Winnie NG
Name:	Winnie NG
Title:	Director